Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 and on Form S-8 pertaining to the “Shares To Win” 2026 Stellantis Employee Shareholding Plan of Stellantis N.V. of our report dated February 22, 2024, with respect to the consolidated financial statements of Stellantis N.V. included in its Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ EY S.p.A.

Turin, Italy

August 3, 2026